EXCHANGE AGREEMENT

         Agreement dated as of November 2, 1999 between Firstar Funds, Inc., a Wisconsin corporation (the "Company"), and Firstar Bank, N.A. ("Firstar"), Trustee of the Firstar Corporation Pension Trust (the "Trust").

                                   BACKGROUND

1. The Company is an open-end management investment company registered under the Investment Company Act of 1940, consisting of twenty separate investment portfolios, including the Core International Equity Fund (the "Portfolio"), advised by Firstar Investment Research & Management Company, LLC.

2. Firstar maintains the Trust pursuant to a trust agreement entered into between Firstar Corporation as the employer of certain participants (and as the parent of certain direct and indirect subsidiaries that employ participants) in the Firstar Employees' Pension Plan, an employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Plan"), and Firstar as Trustee of the Trust, in accordance with Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and Section 403(a) of ERISA.

3. Firstar believes that it is in the interests of Plan participants to transfer certain assets of the Trust to the Portfolio. As Trustee of the Trust, Firstar has, therefore, determined that Firstar (i) will transfer to the Portfolio, on behalf of Plan participants, the portfolio securities and cash of the Trust listed on Exhibit A hereto (the "Assets") in exchange for shares of beneficial interest ("Shares") of the Portfolio as hereinafter provided; and (ii) will subsequently hold, on behalf of Plan participants, the Shares received in such exchange. It is contemplated that the transactions will qualify for nonrecognition treatment pursuant to Section 351(a) of the Internal Revenue Code.

4. Firstar believes that the foregoing procedure for transferring the Assets to the Portfolio will be beneficial to Plan participants, and will eliminate brokerage and other costs associated with the transfer of the Assets.

5. The Company and Firstar intend that the transfer of the Assets to the Portfolio will meet the conditions set forth in Department of Labor Prohibited Transaction Class Exemption 77-3, as extended by the Department of Labor in Opinion Letter 98-06A, to the in-kind exchange of plan assets for shares of a registered investment company.

         NOW, THEREFORE, in consideration of the premises and mutual convenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

1. EXCHANGE OF FUND ASSETS FOR PORTFOLIO SHARES. Subject to the terms and conditions hereof and on the basis of and in reliance upon the covenants, agreements, and representations and warranties set forth herein, prior to 4:00 P.M. (Eastern Time) on November 4, 1999 Firstar, shall transfer all of the Assets to the Company in exchange for Shares of the Portfolio, at a per Share value of $10 and an aggregate net asset value equal to the aggregate market value of such Assets determined in accordance with Section 2 hereof, provided that all of the Assets so transferred shall constitute permissible investments under the investment policies and limitations of the Portfolio as set forth in the Company's registration statement and (except for cash) shall have readily available market quotations. No brokerage commissions, fees (except for customary transfer fees) or other remuneration will be paid by the Company or the Trust in connection with the transactions contemplated hereby. From and after the exchange of the Trust's Assets for Shares of the Portfolio (the "Exchange"), Firstar shall hold the Shares as Trustee in accordance with the terms of the Plan and Trust.

2. DETERMINATION OF MARKET VALUE. The aggregate market value of the Assets of the Trust shall be any cash plus the sum of the independent current market price of each security being exchanged hereunder determined as of the close of business on November 4, 1999. For purposes of this Agreement, the "current market price" shall be determined pursuant to paragraph (b) of Rule 17a-7 under the Investment Company Act of 1940 as interpreted and applied by the staff of the Securities and Exchange Commission.

         Securities may be valued on the basis of prices provided by independent pricing services when such prices are believed by Firstar to reflect the fair market value of such securities.

3. REPRESENTATIONS OF FIRSTAR. Firstar hereby represents and warrants as follows:

(a) Firstar is entering into this Agreement as Trustee of the Trust. The execution and delivery of this Agreement by Firstar has been duly authorized by all requisite corporate action and (assuming the due authorization, execution and delivery hereof by the Company) constitutes the valid and binding obligation of Firstar, as Trustee, enforceable in accordance with its terms.

(b) At the time of the transfer of the Assets to the Portfolio, the Trust will have good title to the Assets, free and clear of all mortgages, security interests, liens, charges, pledges and encumbrances whatsoever. Upon transfer of the Assets to the Portfolio, the Portfolio will acquire good title thereto, free and clear of all such mortgages, security interests, liens, charges, pledges and encumbrances whatsoever.

4. REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants as follows:

(a) The Company is entering into this Agreement on behalf of the Portfolio. The execution and delivery of this Agreement by the Company has been duly authorized by all requisite action and (assuming the due authorization, execution and delivery hereof by Firstar) constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

(b) The transfer of shares of the Portfolio in accordance with the terms of this Agreement has been duly authorized by all requisite action and such shares, when so transferred against payment therefor in accordance with the provisions hereof, will be duly and validly issued, fully paid and nonassessable by the Company, except as provided in Section 180.0622(b) of the Wisconsin Business Corporation Law, as amended.

(c) The Portfolio expects to qualify as a regulated investment company under
Section 851 of the Code and will expect to so qualify for the taxable year that includes the Transfer Time.

(d) Dealings between the Trust and the Company will be on a basis no less favorable to the Trust than such dealings will be with other shareholders of the Company.

5. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS THEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers designated below as of the day, month and year first above written.

Attest:                                     FIRSTAR FUNDS, INC.



/S/ JEFFREY M. SQUIRES                      By: /S/ LAURA RAUMAN
------------------------------------            ----------------


Attest: FIRSTAR BANK, N.A., acting as Trustee for The Firstar Corporation Pension Trust

/S/ ILLEGIBLE                               By: /S/ DANIEL REYNOLDS, JR.
------------------------------------            ------------------------


                                    Exhibit A
                              to Agreement between
                             Firstar Funds, Inc. and
                          Firstar Bank, N.A. as Trustee

                          Dated as of November 4, 1999

                Month End Reconciliation: Holdings, Cost, Market
                        Firstar Corporation Pension Trust

                                November 4, 1999

                                                               Risk                          Local
                                                Security      Country                        Total
SECURITY                                         SYMBOL        CODE        QUANTITY           COST
--------                                         ------        ----        --------           ----
Australian Gas Light Company                       6064969      au           52,600.00        486,859.13
Westpac Banking Corp                               6076146      au           26,200.00        241,834.34
Commonwealth Bank of Australia                     6215035      au           15,800.00        365,757.82
Fosters Brewing Company                            6349268      au          117,200.00        534,863.38
Lend Lease Corporation Limited                     6512004      au           16,700.00        315,722.62
Bank Austria                                       4999621      at            4,700.00        229,347.78
Electrabel                                         4294791      be              900.00        319,533.64
Magna Intl Inc CL A USD                          559222401      ca            5,000.00        254,262.50
Uni Danmark                                        4914185      dk            4,000.00      1,968,406.44
Nokia Oyj                                          5655212      fi            3,900.00        326,444.12
Group Danone                                       4070236      fr            1,400.00        335,406.31
Alcatel                                            4216825      fr            1,800.00        241,595.25
Lafarge SA                                         4502706      fr            3,900.00        398,251.67
Lagardere Groupe S.C.A.                            4547213      fr            4,700.00        202,229.18
Pernod Richard                                     4682329      fr            4,800.00        321,650.61
Compagnie de St-Gobain                             4768371      fr            1,300.00        230,214.15
SCOR                                               4797364      fr            4,900.00        231,758.49
Elf Aquitaine SA                                   4824080      fr                6.00          1,024.66
Total Fina                                         4905413      fr            4,522.00        549,244.84
Valeo SA                                           4937579      fr            3,900.00        286,230.43
Continental AG                                     4598589      de           13,200.00        284,197.43
Veba AG                                            4942904      de            4,900.00        276,513.74
Bayer                                              5069211      de            6,500.00        257,397.14
Hoechst AG                                         5070376      de            9,100.00        359,036.99


                                   US$               Local               US$
                                  Total             Market             Market
SECURITY                          COST               VALUE              VALUE
--------                          ----               -----              -----
Australian Gas Light Company       318,162.44         458,146.00         291,979.89
Westpac Banking Corp               157,027.87         273,790.00         174,488.43
Commonwealth Bank of Australia     237,493.87         423,124.00         269,660.11
Fosters Brewing Company            347,297.49         491,068.00         312,961.33
Lend Lease Corporation Limited     205,005.01         317,300.00         202,217.68
Bank Austria                       238,888.66         220,900.00         230,711.83
Electrabel                         333,049.90         286,650.00         299,382.28
Magna Intl Inc CL A USD            254,262.50         211,562.50         211,562.50
Uni Danmark                        275,899.32       2,132,000.00         299,534.92
Nokia Oyj                          340,024.21         423,618.00         442,434.06
Group Danone                       349,640.96         342,300.00         357,504.11
Alcatel                            251,848.56         261,000.00         272,592.97
Lafarge SA                         415,153.48         374,400.00         391,029.92
Lagardere Groupe S.C.A.            210,811.79         182,830.00         190,950.85
Pernod Richard                     335,301.47         303,840.00         317,335.82
Compagnie de St-Gobain             239,984.44         215,800.00         225,385.30
SCOR                               241,594.33         240,002.00         250,662.29
Elf Aquitaine SA                     1,077.42             784.20             819.03
Total Fina                         572,554.81         551,231.80         575,716.14
Valeo SA                           298,378.06         263,250.00         274,942.91
Continental AG                     296,020.06         277,200.00         289,512.53
Veba AG                            288,016.72         251,615.00         262,791.11
Bayer                              268,104.87         257,725.00         269,172.50
Hoechst AG                         376,968.05         413,595.00         431,965.86



                                    Exhibit A
                              to Agreement between
                             Firstar Funds, Inc. and
                          Firstar Bank, N.A. as Trustee

                          Dated as of November 4, 1999

                                                               Risk                          Local               US$
                                                Security      Country                        Total              Total
SECURITY                                         SYMBOL        CODE        QUANTITY           COST              COST
--------                                         ------        ----        --------           ----              ----
Daimlerchrysler                                    5529027      de            3,100.00        211,228.02         220,015.12
Siemens AG                                         5727973      de            4,400.00        356,492.14         371,322.23
Celanese AG                                        5791558      de              910.00         12,921.86          13,567.21
ENI S.P.A.                                         4436399      it           45,800.00        268,977.31         280,166.78
Telecom Italia S.P.A.                              5297506      it           43,000.00        387,343.14         405,896.89
Benetton Group S.P.A.                              5486672      it          206,800.00        410,390.98         427,463.26
Acom Co Ltd                                        6049784      jp            4,000.00     53,475,422.00         500,734.33
Canon Inc                                          6172323      jp           11,000.00     32,787,755.00         307,018.70
Chugai Pharmaceutical                              6196408      jp           28,000.00     34,123,089.00         319,522.53
Dai Nippon Printing Co                             6250906      jp           17,000.00     32,590,559.00         305,172.19
East Japan Railway Co                              6298542      jp               30.00     20,231,211.00         189,441.46
Eisai Co                                           6307200      jp            6,000.00     15,915,900.00         149,033.65
FamilyMart                                         6331276      jp            6,600.00     36,118,082.00         338,203.29
Fuji Heavy Industries                              6356406      jp           52,000.00     44,947,901.00         420,884.14
Fuji Photo Film Co Ltd                             6356525      jp            7,000.00     25,785,760.00         241,453.27
Honda Motor Co                                     6435145      jp            7,000.00     30,040,010.00         281,289.30
Jusco Co Ltd                                       6480048      jp           12,000.00     24,179,155.00         226,409.30
Kao Corp                                           6483809      jp            9,000.00     27,447,420.00         257,012.75
Kubota                                             6497509      jp          106,000.00     39,839,049.00         375,441.35
Nintendo Co                                        6639550      jp            3,300.00     59,065,006.00         553,074.20
Rohm Co                                            6747204      jp            1,600.00     37,141,104.00         347,782.68
Sony                                               6821506      jp            2,000.00     31,193,162.00         292,087.21
Wacoal Corp                                        6932204      jp           20,000.00     22,927,905.00         214,692.82
Hagemeyer                                          5209073      nl           12,500.00        275,561.02         289,826.87
ABN-Amro Hldgs N.V.                                5250769      nl           16,600.00        368,961.63         384,310.45
Akzo Nobel                                         5458314      nl            7,600.00        315,773.22         328,909.40
TNT Post Group                                     5481558      nl            4,200.00        109,228.90         113,772.83
Koninklijke KPN NV                                 5490800      nl            4,200.00        179,879.22         187,362.20
Telecom Corporation of New Zea                     6881436      nz           39,100.00        313,856.44         165,471.39

                                   Local               US$
                                  Market             Market
SECURITY                           VALUE              VALUE
--------                           -----              -----
Daimlerchrysler                     223,665.00         233,599.64
Siemens AG                          398,640.00         416,346.60
Celanese AG                          15,515.50          16,204.66
ENI S.P.A.                          252,358.00         263,567.11
Telecom Italia S.P.A.               357,330.00         373,201.71
Benetton Group S.P.A.               421,872.00         440,610.50
Acom Co Ltd                      46,000,000.00         440,022.72
Canon Inc                        32,065,000.00         306,724.53
Chugai Pharmaceutical            35,532,000.00         339,888.85
Dai Nippon Printing Co           32,980,000.00         315,477.16
East Japan Railway Co            18,540,000.00         177,348.29
Eisai Co                         16,350,000.00         156,399.38
FamilyMart                       45,804,000.00         438,147.84
Fuji Heavy Industries            49,140,000.00         470,059.05
Fuji Photo Film Co Ltd           24,710,000.00         236,368.72
Honda Motor Co                   31,850,000.00         304,667.90
Jusco Co Ltd                     27,660,000.00         264,587.57
Kao Corp                         28,080,000.00         268,605.17
Kubota                           46,640,000.00         446,144.77
Nintendo Co                      53,625,000.00         512,961.26
Rohm Co                          40,192,000.00         384,465.07
Sony                             33,320,000.00         318,729.50
Wacoal Corp                      22,220,000.00         212,550.10
Hagemeyer                           271,375.00         283,428.80
ABN-Amro Hldgs N.V.                 390,598.00         407,947.39
Akzo Nobel                          313,956.00         327,901.14
TNT Post Group                       99,582.00         104,005.18
Koninklijke KPN NV                  211,680.00         221,082.30
Telecom Corporation of New Zea      307,326.00         158,224.66





                                    Exhibit A
                              to Agreement between
                             Firstar Funds, Inc. and
                          Firstar Bank, N.A. as Trustee

                          Dated as of November 4, 1999

                                                               Risk                            Local               US$
                                                Security      Country                          Total              Total
SECURITY                                         SYMBOL        CODE         QUANTITY           COST               COST
--------                                         ------        ----         --------           ----               ----
Christiania Bank OG Kreditkass                     4204110      no            83,700.00       2,851,997.15         361,699.07
Norsk Hydro                                        4645805      no             7,000.00       2,508,015.51         318,074.26
Singapore Air Ltd. Foreign                         6811734      sg            20,000.00         337,036.60         199,029.53
Hidro Iberica Iberduero SA ord                     4424640      es            20,100.00         267,194.93         278,310.25
Endesa                                             5271782      es            10,800.00         195,296.02         203,420.34
Banco Popular Espanol                              5286140      es             3,300.00         221,567.20         230,784.41
Repsol SA                                          5669354      es            21,800.00         420,658.84         438,158.27
Grupo Dragados SA                                  5687000      es            30,100.00         349,780.33         364,331.21
Telefonica S.A.                                    5732524      es            18,900.00         284,443.77         296,276.64
SKF AB B Shares                                    4767066      se             7,800.00       1,492,929.44         180,598.85
Volvo AB B Shares                                  4937739      se            10,600.00       2,524,473.95         305,384.22
Electrolux Ab Series B                             5466782      se            23,300.00       3,695,653.85         447,061.21
AstraZeneca                                        5659902      se             6,600.00       2,194,976.78         265,525.13
Nestle AG Reg                                      4616696      ch               100.00         293,471.92         190,503.09
BOC Group                                          0108120      gb            14,000.00         181,948.38         295,356.79
Caradon PLC                                        0176268      gb            29,800.00         46.,305.26          75,167.33
Allied Zurich PLC                                  0287579      gb            21,400.00         155,344.63         252,170.93
British American Tobacco PLC                       0287580      gb            36,900.00         193,235.44         313,679.08
Gallaher Group PLC                                 0383369      gb            35,200.00         158,135.79         256,701.82
Iceland Group PLC                                  0455871      gb            30,500.00          95,730.96         155,400.06
Johnson Matthey                                    0476407      gb            56,200.00         338,375.15         549,284.36
Mirror Group PLC                                   0596275      gb            71,300.00         197,965.83         321,110.94
Cadbury Schweppes                                  0610700      gb            52,100.00         228,518.94         370,954.78
Associated British Foods PLC                       0673123      gb            21,800.00          93,118.17         151,158.72
Scottish Power PLC                                 0690070      gb            45,000.00         270,501.83         439,105.60
Rio Tinto Zinc PLC Ord                             0718875      gb            15,600.00         161,258.02         261,770.13
Invensys                                           0807041      gb            69,600.00         210,872.00         342,308.50
Corus Group PLC                                    0828053      gb            93,000.00         114,408.27         185,718.95
Tate & Lyle PLC                                    0875413      gb            39,100.00         158,518.44         257,322.97
Tomkins PLC                                        0896265      gb            65,900.00         180,383.16         292,815.97
Pound Sterling                                        Cash      gb            32,580.66          32,580.66          75,278.22
US Cash - Principal                            uscash-Prin      us           841,300.72         841,300.72         841,300.72

Firstar Corporation Pension Trust                                          2,828,049.38       ____________      24,875,666.44
                                                                           2,828,049.38     601,351,645.07      24,875,666.44
                                                                                            ==============

                                          Local               US$
                                         Market             Market
                                          VALUE              VALUE
SECURITY                                  -----              -----
--------                                 3,423,330.00         433,360.02
Christiania Bank OG Kreditkass           2,135,000.00         270,270.07
Norsk Hydro                                348,000.00         208,845.87
Singapore Air Ltd. Foreign                 282,003.00         294,528.87
Hidro Iberica Iberduero SA ord             209,412.00         218,713.56
Endesa                                     215,160.00         224,716.87
Banco Popular Espanol                      432,730.00         451,950.79
Repsol SA                                  298,893.00         312,169.08
Grupo Dragados SA                          319,221.00         333,400.00
Telefonica S.A.                          1,349,400.00         161,749.17
SKF AB B Shares                          2,289,600.00         274,448.57
Volvo AB B Shares                        3,797,900.00         455,244.67
Electrolux Ab Series B                   2,471,700.00         296,276.43
AstraZeneca                                296,500.00         192,106.68
Nestle AG Reg                              184,660.00         302,639.25
BOC Group                                   45,445.00          74,479.80
Caradon PLC                                164,138.00         269,005.75
Allied Zurich PLC                          147,600.00         241,901.62
British American Tobacco PLC               130,856.00         214,459.88
Gallaher Group PLC                          80,672.50         132,214.15
Iceland Group PLC                          314,439.00         515,334.04
Johnson Matthey                            188,588.50         309,077.67
Mirror Group PLC                           207,618.50         340,265.93
Cadbury Schweppes                           83,930.00         137,552.87
Associated British Foods PLC               263,925.00         432,546.65
Scottish Power PLC                         160,524.00         263,083.76
Rio Tinto Zinc PLC Ord                     201,840.00         330,795.55
Invensys                                   104,857.50         171,850.94
Corus Group PLC                            164,415.50         269,460.54
Tate & Lyle PLC                            142,014.50         232,747.55
Tomkins PLC                                 32,580.66          53,396.44
Pound Sterling                             841,300.72         841,300.72
US Cash - Principal
                                       618,473,883.38      24,944,474.70
Firstar Corporation Pension Trust      618,473,883.38      24,944,474.70